UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2009
Bank of Commerce Holdings

California	0-25135	94-2823865

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File	Identification Number)
Number)

1901 Churn Creek Road
Redding, California		96002

(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (530) 772-3955
N/A
(Former Name or Former Address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value per share
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))
Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. May 14, 2009 8,711,495

Section 1.01 Entry into a Material Definitive Agreement
Bank of Commerce Holdings has agreed to purchase 51% of the stock in Simonich Corporation d.b.a. BWC Mortgage Services. Simonich Corporation is owned by Scott Simonich. The agreement is dated May 15, 2009. The total price of the purchase is $2.5 million, with $1.5 million paid at closing and the additional $1.0 million to be earned-out over a period of three years based upon delivering an established level of profits. It is possible to earn out the $1.0 million in a shorter period of time if the profit levels exceed expectations. 51% of the earnings of the new company (to be re-branded “Bank of Commerce Mortgage”) is payable to Bank of Commerce Holdings through quarterly dividends.
Item 9.01 Financial Statements and Exhibits:

Exhibit 10.26	Stock Purchase Agreement

Exhibit 10.27	Earn Out Agreement

Exhibit 10.28	Employment Agreement — Scott Simonich

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2009	/s/ Samuel D. Jimenez

By: Samuel D. Jimenez Senior Vice President and Chief Financial Officer

3